                                                                    Exhibit 10.5

                                                                  EXECUTION COPY



                   DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

                           dated as of August 19, 1997

                                     Between

                              MEDCO RESEARCH, INC.

                                       and

                          DISCOVERY THERAPEUTICS, INC.





--------------------------------------------------------------------------------
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                                                 Page
                                                                                                 ----
SECTION 1. DEFINITIONS...........................................................................  1

         1.1      "Affiliate(s)".................................................................  1
         1.2      "Commercialization"............................................................  1
         1.3      "Co-Promoted Product"..........................................................  2
         1.4      "Contract Period"..............................................................  2
         1.5      "Discontinued Compound"........................................................  2
         1.6      "Effective Date of this Agreement".............................................  2
         1.7      "Exclusive License"............................................................  2
         1.8      "FDA"..........................................................................  2
         1.9      "FDA Approval".................................................................  2
         1.10     "First Commercial Sale"........................................................  2
         1.11     "Improvements".................................................................  2
         1.12     "IND"..........................................................................  2
         1.13     "Licensed Compounds"...........................................................  2
         1.14     "Licensed Patent Rights".......................................................  3
         1.15     "Licensed Processes"...........................................................  3
         1.16     "Licensed Processes Information"...............................................  3
         1.17     "Licensed Product".............................................................  4
         1.18     "NDA"..........................................................................  4
         1.19     "Net Sales"....................................................................  4
         1.20     "Non-Selected Compound"........................................................  5
         1.21     "Patent Costs".................................................................  5
         1.22     "Pharm Stress".................................................................  5
         1.23     "Product Development"..........................................................  5
         1.24     "Proprietary Information"......................................................  5
         1.25     "Research and Development".....................................................  6
         1.26     "Selected Compound"............................................................  6
         1.27     "Technology Transfer"..........................................................  6
         1.28     "Territory"....................................................................  6
         1.29     "Third Party Royalties"........................................................  6
         1.30     "United States"................................................................  6

SECTION 2. GRANTS, LICENSES AND FURTHER ASSISTANCE...............................................  6

         2.1      Exclusive License Grants.......................................................  6
         2.2      Provisions of Licensed Processes Information and Improvements..................  6
         2.3      Sublicenses....................................................................  7

SECTION 3. DRUG DEVELOPMENT......................................................................  7

         3.1      Steering Committee.............................................................  7
         3.2      Selected Compounds.............................................................  7

         3.3      MRE Research and Development Commitment.................................  8
         3.4      Regulatory Filings......................................................  8
         3.5      Development Costs.......................................................  8
         3.6      Non-Selected Compounds..................................................  9
         3.7      Discontinued Compounds..................................................  9
         3.8      Limitations on DTI's Commercialization of Non-Selected and
                  Discontinued Compounds..................................................  9

SECTION 4. PAYMENTS AND ROYALTIES......................................................... 10

         4.1      Payments by MRE......................................................... 10
         4.2      Payments by DTI......................................................... 11
         4.3      Royalty Term............................................................ 11

SECTION 5. DTI CO-PROMOTION RIGHTS; DISCONTINUED COMPOUNDS................................ 12

         5.1      Option to Co-Promote.................................................... 12
         5.2      Cost Sharing............................................................ 12
         5.3      Product Development and Commercialization............................... 12
         5.4      Profit Sharing.......................................................... 13
         5.5      Termination of Co-Promotion by DTI...................................... 14
         5.6      Termination of Co-Promotion by MRE...................................... 14

SECTION 6. ROYALTY RECORDS AND PAYMENTS................................................... 15

         6.1      Reports................................................................. 15
         6.2      Royalty Payments........................................................ 15
         6.3      Withholding Taxes....................................................... 15
         6.4      Audit................................................................... 15
         6.5      Sublicensee Payments.................................................... 16
         6.6      One Royalty............................................................. 16
         6.7      Sales to Affiliates and Sublicensees.................................... 16

SECTION 7. PATENT PROSECUTION AND MAINTENANCE............................................. 16

         7.1      DTI Responsibility...................................................... 16
         7.2      Abandonment............................................................. 17
         7.3      Payment of Patent Costs................................................. 17

SECTION 8. CONFIDENTIALITY................................................................ 17

         8.1      Confidentiality......................................................... 17
         8.2      Duration................................................................ 18

SECTION 9. REPRESENTATIONS AND WARRANTIES................................................. 18

         9.1      DTI Representations..................................................... 18
         9.2      MRE Obligations Conditional............................................. 20

         9.3      MRE's Representations................................................... 20

SECTION 10. ADVERSE PATENTS OR OWNERSHIP.................................................. 20

         10.1     Third Party Patents..................................................... 20
         10.2     Co-Promoted Products.................................................... 21

SECTION 11. INFRINGEMENT.................................................................. 21

         11.1     Infringement Actions.................................................... 21
         11.2     Rights During Pendency of Infringement.................................. 22
         11.3     DTI Assignment of Pre-Effective Date Rights............................. 22

SECTION 12. INDEMNIFICATION............................................................... 23

         12.1     Indemnification......................................................... 23
         12.2     Procedure............................................................... 23
         12.3     Survival................................................................ 24

SECTION 13. FORCE MAJEURE................................................................. 24

         13.1     Force Majeure........................................................... 24

SECTION 14. FIRST REFUSAL RIGHTS.......................................................... 24

         14.1     MRE's First Refusal Rights.............................................. 24

SECTION 15. TERM AND TERMINATION.......................................................... 25

         15.1     Term.................................................................... 25
         15.2     Termination for Cause................................................... 25
         15.3     Termination by MRE...................................................... 25
         15.4     Consequences of Termination............................................. 25
         15.5     Survival................................................................ 26

SECTION 16. MISCELLANEOUS PROVISIONS...................................................... 26

         16.1     Notices................................................................. 26
         16.2     Modifications........................................................... 27
         16.3     Waiver.................................................................. 27
         16.4     Assignment.............................................................. 27
         16.5     Severability............................................................ 27
         16.6     Governing Law........................................................... 28
         16.7     Headings................................................................ 30
         16.8     Choice of Forum......................................................... 28
         16.9     Publicity............................................................... 28
         16.10    Entire Agreement........................................................ 28

                   DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

         This Agreement, made as of August 19, 1997, is by and between MEDCO RESEARCH, INC. ("MRE"), a Delaware corporation having its principal place of business at 85 T.W. Alexander Drive, P.O. Box 13886, Research Triangle Park, North Carolina 27709, and DISCOVERY THERAPEUTICS, INC. ("DTI"), a Delaware corporation having its principal place of business at 2028 Dabney Road, Suite E-17, Richmond, VA 23230-3311.

         WHEREAS, DTI is the sole owner of the Licensed Patent Rights (as hereinafter defined) and has developed and is the sole owner of the Proprietary Information (as hereinafter defined) covering and/or relating to the Licensed Processes (as hereinafter defined); and

         WHEREAS, MRE desires to obtain throughout the world the exclusive license under the Licensed Patent Rights, Licensed Processes Information and Improvements and DTI is willing to grant such license to MRE, all subject to the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises, which are hereby incorporated into and hereby made a part of the terms and conditions of this Agreement, and the mutual covenants recited hereinafter, it is agreed as follows:

                                   SECTION 1.
                                   DEFINITIONS

         Whenever used in this Agreement, the following terms shall have the meanings defined in this Section:

         1.1 "Affiliate(s)" means any person or entity that directly or
              ------------
indirectly through one or more intermediaries controls, or is controlled by, or is under common control with any other entity or person. For this purpose "control" means the ownership or control of 50% or more of the outstanding voting securities of a person or entity or, in the case of a partnership, the power to appoint or elect 50% or more of the members of the board or management or executive committee (or similar governing body) of the partnership, or the power otherwise to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting stock or similar rights, the holding of office, by contract or otherwise.

         1.2 "Commercialization" means the manufacturing, distribution,
              -----------------
marketing and sales activities contemplated by the Commercialization Plans approved pursuant to Section 5.3.

     1.3  "Co-Promoted Product" means a Licensed Product for which DTI has, as
           -------------------
set forth in Section 5.1, acquired co-promotion rights.

     1.4  "Contract Period" means the period beginning with the Effective Date
           ---------------
of this Agreement and ending on the date on which this Agreement shall terminate in accordance with its terms.

     1.5  "Discontinued Compound" means either a Selected Compound as to which
           ---------------------
MRE has filed an IND or an Co-Promoted Product as to which MRE has given written notice to DTI of its decision to cease Research and Development or Product Development.

     1.6  "Effective Date of this Agreement" means the date first written above.
           --------------------------------

     1.7  "Exclusive License" means a license under the Licensed Patent Rights
           -----------------
and Licensed Process Information and Proprietary Information whereby MRE's rights shall be sole and exclusive and shall operate to exclude all others including DTI.

     1.8  "FDA" shall mean the governmental agency in each country in the
           ---
Territory responsible for granting in such Territory the approval to manufacture and market therein a pharmaceutical product.

     1.9  "FDA Approval" means the approval granted by the FDA to manufacture
           ------------
and market a pharmaceutical product on a commercial basis in each country in the Territory.

     1.10 "First Commercial Sale" means the first bona fide sale of a
           ---------------------
pharmaceutical product to a non-Affiliate third person, as evidenced by an invoice to such third person, following FDA Approval in such country.

     1.11 "Improvements" means any findings, developments, discoveries,
           ------------
inventions, additions, modifications, formulations or changes made by DTI or its Affiliates and licensees during the Contract Period which are necessary or useful to the development or commercialization of a Licensed Compound, Licensed Product and/or a Licensed Process, including without limitation, new or improved methods of administration, improved side effect profiles, new medical indications and improvements in the synthesis or manufacturing processes.

     1.12 "IND" means an Investigational New Drug Application for initiating
           ---
clinical trials in the United States or any corresponding application, registration or certification in any other country in the Territory.

     1.13 "Licensed Compounds" means those compounds covered by the Licensed
           ------------------
Patent Rights.

        1.14     "Licensed Patent Rights" means:
                  ----------------------
                 (a) All the patents and applications for patent that are identified in Exhibit B, as well as all continuations, continuations-in-part, divisions and renewals thereof, all patents which may be granted thereon, and all reissues and extensions thereof, and all foreign counterparts; and

                 (b) All applications for patent which may be filed any time during the Contract Period covering Improvements, as well as continuations, continuations-in-part, divisions and renewals thereof, all patents which may be granted thereon, and all reissues and extensions thereof, and all foreign counterparts, all to the extent such rights may be licensed by DTI or by any DTI Affiliate to MRE without payment of consideration to any third party. If such rights are subject to payment of consideration to a third party, they shall be included in Licensed Patent Rights only if MRE undertakes in writing to make payment of such consideration after full disclosure of the relevant circumstances.

        1.15     "Licensed Processes" means the processes, methods and uses
                  ------------------
covered by the Licensed Patent Rights.

        1.16     "Licensed Processes Information" means all technical and
                  ------------------------------
business information, including without limitation all analyses, techniques, technology, inventions, developments, know-how, experience, expertise, trade secrets, processes, test results and other data (including raw data) and other technical or business information which as of the Effective Date or at any time during the Contract Period DTI or any DTI Affiliate owns, has the right to use or otherwise possesses which pertain to or are useful in the evaluation, development, testing, registration, manufacture, use or sale of Licensed Compounds, Licensed Products and/or Licensed Processes, specifically including, but not limited to, the following:

                 (a) All available know-how, data (including raw data), and other information concerning the stability, synthesis, manufacture, chemistry, pharmacology, toxicology, efficacy and clinical use of Licensed Compounds and/or Licensed Products for use in Licensed Processes;

                 (b) All available information and data concerning the effects, side effects and adverse reactions of Licensed Compounds and/or Licensed Products in Licensed Processes which have been reported to or are known by DTI;

                 (c) Copies of all available papers relating to Licensed Compounds and Licensed Products and/or Licensed Processes filed in and/or received in patent offices in all countries in which patent protection was, is or will be sought for Licensed Compounds, Licensed Products and/or Licensed Processes; and

                 (d) All other available know-how, data and information necessary or useful in obtaining FDA Approval or relevant to either the safety and efficacy or the compounding, manufacturing, packaging, marketing, distribution and/or sale of Licensed Compounds and/or Licensed Products for use in Licensed Processes.

        1.17     "Licensed Product" means any pharmaceutical product the
                  ----------------
development, manufacture, use or sale of which would be prohibited but for the Exclusive Licenses granted by DTI to MRE herein.

        1.18     "NDA" means a New Drug Application, Product License Application
                  ---
or its equivalent in the United States or any corresponding application in any other country in the Territory.

        1.19     "Net Sales" means the actual gross receipts derived by a party
                  ---------
or its Affiliates from sales by it to non-Affiliated third parties in the Territory of the subject Licensed Product, less each and all of the following deductions allowed or paid with respect thereto, where applicable: credits and allowances for price adjustments, billing errors and the rejection or return of the subject Product or Compound previously sold; rebates and cash discounts to purchasers allowed and taken; commissions allowed or paid to brokers or agents; transportation, insurance, handling, shipping charges and export packaging; taxes, tariffs, customs, duties and other governmental charges levied on or measured by the sale of the subject Product or Compound, whether absorbed by such person or paid by the purchaser so long as such person's price is reduced thereby, but not franchise or income taxes of any kind whatsoever; the amount of Third Party Royalties; all normal and customary trade and quantity discounts, Medicaid rebates, administrative fees to managed health care organizations, governmental control sales rebates or charges, and chargebacks and reporting rebates paid to wholesalers and other distributors; and sales, use or other excise taxes or governmental charges levied on or measured by sales, including value added taxes but excluding taxes based on income; provided, however, that if any subject Product or Compound is sold in combination with other additional therapeutically active ingredients, Net Sales for any such combination products shall be computed by multiplying the Net Sales of such combination product, as defined above, by a fraction, the numerator of which shall be the retail price (if available, otherwise the fair market value) of the subject Licensed

Product contained in the combination product and the denominator of which shall be the retail prices of such Licensed Product and all other therapeutically active ingredients.

     1.20 "Non-Selected Compound" means (a) a Licensed Compound MRE has not
           ---------------------
selected for clinical development during the Discovery and Development term (as defined in Section 3.2), or (b) a Selected Compound as to which MRE has not either (i) initiated animal toxicology studies within two (2) years of being designed by MRE as a Selected Compound, or (ii) filed an IND within three (3) years of such designation.

     1.21 "Patent Costs" means the legal, filing and other costs and expenses of
           ------------
preparing, filing, prosecuting and maintaining all patent applications and patents now or hereafter filed or issued, respectively, in the Territory relating to the Licensed Patent Rights.

     1.22 "Pharm Stress" means the use of a pharmaceutical product as an
           ------------
alternative to exercise in conjunction with stress cardiac diagnostic procedures (e.g., stress thallium scintigraphy, stress echocardiography, etc.).

     1.23 "Product Development" means (i) the work conducted primarily with the
           -------------------
intent and for the purpose of formulating, and the entire development process with respect to, a Licensed Product or Licensed Compound for use in a Licensed Process, including the methods validation, the acquisition or synthesis of raw materials, pharmacological tests and other activities in connection with the manufacture and production of clinical trial material and finished pharmaceutical dosages in commercial quantities, (ii) the preparation and compilation of all the required data and information in a format appropriate and ready for submission as "Chemistry, Manufacture and Control" data to the FDA,
(iii) document preparation and (iv) all other things customarily done in the product development of pharmaceuticals by the holder of the exclusive right to manufacture and market the subject pharmaceutical, excluding the payment of Third Party Royalties and the work covered by Patent Costs.

     1.24 "Proprietary Information" means and collectively includes all Licensed
           -----------------------
Processes Information (a) which is owned by DTI or which it has the right to disclose to MRE as of the Effective Date of this Agreement or (b) which is subsequently developed or acquired by DTI, its employees, consultants, agents or Affiliates, in each case to the extent that such Information, as of the date of disclosure to MRE, was not known to MRE or any of its Affiliates, disclosed in published literature or available to the public.

     1.25 "Research and Development" means toxicology studies, pre-clinical and
           ------------------------
clinical trials, IND and NDA filings with the FDA, applications for trademark and all other things customarily done in the research and development of a pharmaceutical, excluding the work covered by Patent Costs and the payment of Third Party Royalties.

     1.26 "Selected Compound" means a Licensed Compound which MRE, by written
           -----------------
notice given to DTI at any time during the Discovery and Development Term (as defined in Section 3.2), has selected as a candidate for clinical development pursuant to Section 3.2.

     1.27 "Technology Transfer" shall mean the continuous providing by DTI to
           -------------------
MRE of Licensed Processes Information throughout the Contract Period.

     1.28 "Territory" means the entire world.
           ---------

     1.29 "Third Party Royalties" means any royalties or other compensation
           ---------------------
payable by a party to a third party with respect to developing, making, having made, using or selling the subject Licensed Product or Co-Promoted Product.

     1.30 "United States" means the United States of America, and its
           -------------
territories and possessions.

                                   SECTION 2.
                     GRANTS, LICENSES AND FURTHER ASSISTANCE

     2.1  Exclusive License Grants. Subject to the terms and conditions of this
          ------------------------
Agreement, DTI hereby grants MRE for itself and its Affiliates an Exclusive License, with the right to sublicense, under the Licensed Patent Rights and Licensed Processes Information and Improvements to develop, test, make, have made, use, sell, offer to sell, import and export Licensed Products in the Territory for use in Licensed Processes, subject to DTI's limited rights of co-promotion as set forth in Section 5.

     2.2  Provisions of Licensed Processes Information and Improvements. Within
          -------------------------------------------------------------
15 days following the Effective Date of this Agreement, DTI will disclose to MRE all the then extant Licensed Processes Information and Improvements. Thereafter, DTI shall continue to disclose throughout the Contract Period all additional Licensed Processes Information and Improvements within 15 days after the development or discovery thereof by DTI or any DTI Affiliate or upon the same becoming under the control or in the possession of DTI and its Affiliates. All such disclosures shall be at DTI's sole cost and expense.

     2.3  Sublicenses. The right of MRE to grant sublicenses under Section 2.1
          -----------
of this Agreement is subject to the conditions that:

          (a) Each sublicense shall be consistent with all relevant and applicable terms and conditions of this Agreement;

          (b) MRE shall remain responsible to DTI for all of the obligations under this Agreement applicable to the sublicensee's activities;

          (c) Each sublicense shall provide for its termination concurrent with termination of MRE's license rights from DTI; and

          (d) MRE shall provide DTI a complete copy of each sublicense agreement granting rights to Licensed Products within thirty (30) days of its execution, and DTI agrees to retain the contents thereof as a confidential information as provided in Section 8 hereof.

                                   SECTION 3.
                                DRUG DEVELOPMENT

     3.1  Steering Committee. Promptly after the Effective Date of this
          ------------------
Agreement, DTI and MRE will each appoint two (2) representatives to serve on a Steering Committee. One of the representatives of MRE shall be the Chairman of the Steering Committee. Action of the Steering Committee shall be by majority vote; provided, however, that any deadlock shall be resolved by the decision of the Committee Chairman in his sole discretion. The purpose of the Steering Committee shall be to receive from each party information with respect to all material scientific, technical, regulatory and other matters falling within the scope of Research and Development and Product Development. The Steering Committee will meet periodically at such time and place as agreed to by both parties. Each party shall bear its own meeting and travel expenses, and each party may designate successor Steering Committee members on notice to the other party.

     3.2  Selected Compounds. During the period from the Effective Date of this
          ------------------
Agreement to the * anniversary of such Effective Date (the "Discovery and Development Term"), MRE shall have the sole and exclusive right, but not the obligation, to clinically investigate and develop in any manner such of the Licensed Compounds as it, in its sole discretion, shall select by written notice to DTI given at any time or from time to time during the Discovery and Development Term (the "Selected Compounds"). MRE shall provide copies of

--------------------------------------------------------------------------------
* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------
such notices to the members of the Steering Committee. DTI will cooperate with MRE in the Research and Development of the Selected Compounds as MRE shall reasonably request; and except as otherwise expressly provided in this Agreement, DTI shall not be obligated to perform any work or render any services for MRE unless DTI in its sole discretion wishes to do so on such terms as it and MRE shall mutually agree. During the Discovery and Development Term DTI will not perform any Research and Development on any Licensed Compound except with MRE's prior written approval.

        3.3     MRE Research and Development Commitment. During the Discovery
                ---------------------------------------
and Development Term, with respect to each Selected Compound MRE shall commit such financial and other resources, if any, as MRE in its sole discretion deems appropriate, and MRE shall not be required to expend any minimum amount of money or effort on the Research and Development of, nor to file an IND or NDA with respect to, any Selected Compound. MRE shall direct the Research and Development, if any, of each Selected Compound in any manner, and with such commitment of financial and other resources as it in its sole discretion deems appropriate.

        3.4     Regulatory Filings. In the event MRE, in the exercise of its
                ------------------
sole discretion, determines to proceed with clinical development of a Selected Compound, DTI at its sole cost and expense shall provide to MRE such available information as MRE requests for filing an IND and, if further requested by MRE after its determination in the exercise of its sole discretion to file an NDA, an NDA with respect to any Selected Compound. In the event MRE requests that DTI complete certain sections of the information packages needed for any such IND or NDA filing, including but not limited to acute, subacute and chronic toxicology studies, DTI, in its sole discretion, may agree to do such work on such terms as it and MRE shall mutually agree. MRE shall be the sponsor of any IND and NDA filed with respect to a Selected Compound.

        3.5     Development Costs. Subject to DTI's obligations to MRE in the
                -----------------
event DTI elects co-promotion rights in accordance with Section 5 hereof, MRE shall pay all costs associated with the Research and Development and Product Development of Selected Compounds and Licensed Products, including without limitation all Research and Development and Product Development activities rendered by DTI at MRE's request. When MRE shall identify appropriate manufacturing sites, DTI at its sole cost and expense shall effectuate the Technology Transfer and in so doing, DTI shall be required only to generate extant information.

        3.6     Non-Selected Compounds. The rights granted to MRE under Section
                ----------------------
2.1 shall revert to DTI with respect to the following compounds (hereinafter all such compounds shall be referred to as the "Non-Selected Compounds"): (i) those Licensed Compounds which MRE did not select for clinical development during the Discovery and Development Term and (ii) those Selected Compounds with respect to which MRE has not (a) initiated animal toxicology studies within two (2) years of being designated a "Selected Compound" and (b) filed an IND within three (3) years of such selection.

        3.7     Discontinued Compounds. The rights granted to MRE under Section
                ----------------------
2.1 shall revert to DTI with respect to the following compounds (hereinafter, such compounds shall be referred to as "Discontinued Compounds"): Those Selected Compounds or Co-Promoted Products as to which MRE has given written notice to DTI of its decision to discontinue Research and Development or Product Development.

        3.8     Limitations on DTI's Commercialization of Non-Selected and
                ----------------------------------------------------------
Discontinued Compounds.
----------------------

                (a) DTI shall have the right to develop, make, use and sell, with the right to sublicense, any Non-Selected Compound, Discontinued Compound provided such Non-Selected or Discontinued Compound, in the opinion of MRE, does not have any indication or field of use equivalent to that of a Selected Compound, Licensed Product or Co-Promoted Product and will not compete directly or indirectly with any Selected Compound, Licensed Product or Co-Promoted Product (such as by being usable for any indication, whether or not FDA Approved, which is the same as the FDA Approved field of use or indication therefor).

                (b) Notwithstanding anything to the contrary contained herein, if at any time MRE documents to DTI that a commercialized Non-Selected Compound or Discontinued Compound is being used for a field of use or indication, whether or not FDA Approved, which is the same as the FDA Approved field of use or indication or for a Selected Compound, Licensed Product or Co-Promoted Product, MRE shall engage a nationally recognized independent accounting firm to estimate the amount of revenue MRE has lost and will lose in the future as a result of such use. DTI agrees that MRE shall be entitled to recover the amount thereof from DTI first through offsets against license fees, milestones, royalties or other monies payable to DTI pursuant to this Agreement, and secondly through royalties on sales of the subject Non-Selected or Discontinued Compound and last, if the foregoing is insufficient, through a reasonable mechanism to be mutually agreed by the parties. In addition to such recovery, MRE shall be entitled to seek injunctive relief enjoining the further manufacture and sale of the subject Non-Selected Compound or Discontinued Compound, without the need for MRE to post a bond or other security.

                                   SECTION 4.
                             PAYMENTS AND ROYALTIES

        4.1     Payments by MRE. In consideration of the Exclusive License
                ---------------
granted to it hereunder, during the Contract Period MRE shall pay or cause to be paid to DTI:

                (a) A non-refundable license fee of * on the Effective Date of this Agreement;

                (b) * in quarterly installments of * commencing on October 1, 1997;

                (c) * within sixty (60) days following filing of the first IND for a Selected Compound for which there is no hold placed by the FDA on initiating the clinical trial;

                (d) * within sixty (60) days following filing of the first IND for a different Selected Compound for which there is no hold placed by the FDA on initiating the clinical trial;

                (e) * within sixty (60) days following filing of the first IND for one other different Selected Compound for which there is no hold placed by the FDA on initiating the clinical trial;

                (f) * within thirty (30) days following the first dosing of the first patient in a randomized controlled pivotal trial of a Selected Compound;

                (g) * within thirty (30) days following the first FDA Approval of an NDA for a Selected Compound;

                (h) Subject to the provisions of Section 10.1(b), for sales by MRE or a MRE Affiliate when MRE or a MRE Affiliate sells a Licensed Product in a country in the Territory where there are Licensed Patent Rights, a royalty of * of Net Sales; and

                (i) Subject to the provisions of Section 10.1(b), for sales of a Licensed Product by a MRE sublicensee or a MRE Affiliate sublicensee in countries in the Territory where there are Licensed Patent Rights, (1) * of all license fees, milestone payments and royalties received by MRE or a MRE Affiliate from its sublicensees for such sales or as consideration for Licensed Product rights for all FDA Approved indications with the exception

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                                       10

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of Pharm Stress, and (2) * of the royalties received by MRE from its sublicensees on their Net Sales of Licensed Products for which the FDA Approved indication is Pharm Stress.

     4.2  Payments by DTI. DTI shall pay to MRE:
          ---------------

               (i) For sales of a Discontinued Compound in the Territory by DTI or a DTI Affiliate, a royalty of * of Net Sales; and

               (ii) For sales of a Discontinued Compound by a DTI sublicensee or a DTI Affiliate sublicensee, * of all license fees, milestone payments and royalties received by DTI or a DTI Affiliate from its sublicensee for such sales or as consideration for the right to sell such Discontinued Product.

     4.3  Royalty Term.
          ------------

          (a) As to each country in the Territory, the period during which MRE shall be obligated to make payments to DTI required by Section 4.1 relating to sales by it, its Affiliates or sublicensees of a Licensed Product shall end upon expiration, lapsing or final holding of the invalidity, unenforceability or noninfringement by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be or has been taken within the time allotted for appeal of the last patent claim within the Licensed Patent rights covering that Licensed Product which would be infringed within that country by MRE or its Affiliate or sublicensee but for the Exclusive License granted pursuant to this Agreement, or upon the admission of the holder of such last claim that it is invalid or unenforceable through reissue, disclaimer or otherwise. When the payment period ends as to any country pursuant to this Agreement, it is understood and agreed that MRE, its Affiliates and sublicensees, if any, may make, have made, use, sell and/or distribute such Licensed Product in that country in perpetuity with no further obligation to make any payments to DTI therefor.

          (b) As to each country in the Territory, the period during which DTI shall be obligated to make payments to MRE required by Section 4.2 relating to sales by it, its Affiliates or sublicensees of a Discontinued Product shall end upon expiration, lapsing or final holding of the invalidity, unenforceability or noninfringement by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be or has been taken within the time allotted for appeal of the last patent claim covering that Discontinued Product, or upon the admission of the holder of such last claim that it is invalid or unenforceable through reissue, disclaimer or otherwise. When the payment period ends as to any country pursuant to this

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                                       11

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Agreement, it is understood and agreed that DTI, its Affiliates and sublicensees, if any, may make, have made, use, sell and/or distribute such Discontinued Product in that country in perpetuity with no further obligation to make any payments to MRE therefor.

                                   SECTION 5.
                 DTI CO-PROMOTION RIGHTS; DISCONTINUED COMPOUNDS

     5.1 Option to Co-Promote. Subject to the last sentence in this Section 5.1,
         --------------------
DTI shall have the option to elect to co-promote in the United States each Licensed Product and thereby forego the receipt of, and release MRE from its obligation hereunder to pay DTI, royalties on Net Sales in the United States on such Product. In the event DTI wishes to exercise such option as to any Licensed Product DTI must give to MRE written notice (a "Notice of Election") of DTI's election to co-promote the specified Licensed Product in the United States. Such Notice must be given within thirty (30) days following MRE's filing of the IND therefor. Time shall be of the essence with respect to the giving of such Notice. Anything in this Agreement to the contrary notwithstanding, (a) DTI shall not have the right to sublicense any such co-promotion rights and (b) DTI shall have no co-promotion option or rights with respect to either the Licensed Compound identified on Exhibit A hereto as WRC-0470 or any Licensed Product for use in Licensed Processes whose FDA Approved indication is Pharm Stress.

     5.2 Cost Sharing. By duly giving a Notice of Election, DTI agrees to pay to
         ------------
MRE, within forty-five (45) days after receipt of the invoice from MRE, (a) * of the cumulated costs of Research and Development and Product Development paid or incurred by MRE for the subject Co-Promoted Product prior to MRE's receipt of the Notice of Election therefor, (b) on a quarterly basis going forward, * of all costs therefore of (i) Research and Development and Product Development judged by MRE in its sole discretion to be required for the U.S. regulatory approval thereof and (ii) Commercialization in the United States.

     5.3 Product Development and Commercialization. Within thirty (30) days
         -----------------------------------------
following the delivery of DTI's Notice of Election for a Co-Promoted Product, the parties will each appoint two (2) representatives as members of a "Product Committee" (the "Product Committee"). Within three (3) months after delivery of DTI's Notice of Election, such Product Committee will begin drafting the initial development plan for the subject Co-Promoted Product (the "Development Plan"). The parties shall request the Committee to complete such Plan no later

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                                       12
than three (3) months after the IND therefor is filed. The Committee will review and, if warranted, revise such Plan for such Product every twelve (12) months thereafter. The President of MRE shall have final decision-making authority over the contents of each final Development Plan. Subject to the provisions of Sections 5.5 and 5.6, all costs set forth in the Development Plans shall be shared equally by the parties; and MRE shall invoice DTI therefor on a quarterly basis, and DTI shall pay MRE the invoiced amount within forty-five (45) days after the invoice date. MRE shall be the sponsor of every IND and NDA filed with respect to a Co-Promoted Product. Thirty (30) days following the filing of the NDA for such Product, the Product Committee shall become a Commercialization Committee, the Development Plans shall become Commercialization Plans and the President of MRE shall have final decision-making authority over the contents of the Commercialization Plans; provided, however, that MRE shall be solely responsible for the execution of the Commercialization Plan for each Co-Promoted Product, including without limitation the manufacture, packaging, distribution and booking of sales of each Co-Promoted Product and calculation of the Net Profit with respect thereto pursuant to Section 5.4.

     5.4 Profit Sharing. Subject to DTI's performance of its obligations
         --------------
pursuant to Sections 5.2 and 5.3 and the provisions of Section 5.5, DTI shall have the right to receive from MRE * of the Net Profit from the sale of each Co-Promoted Product in the United States, determined by MRE in accordance with generally accepted accounting principles. The provisions of Section 6 shall apply to such payments of Net Profit as if they were royalty payments, except that MRE shall make such payments to DTI no later than 90 days after the end of MRE's fiscal year. As used in this Section 5.4, "Net Profit" means, in connection with sales of a Co-Promoted Product in the United States, (i) all monies received by MRE or DTI or their respective Affiliates, less all costs which are permitted in accordance with the terms of the Commercialization Plan therefor approved pursuant to Section 5.3 and are actually incurred, including without limitation manufacturing, regulatory, sales/marketing, distribution, financing, travel, shipping and courier costs, and taxes other than income taxes, and less all Third Party Royalties to the extent not included in such Plan, and (ii) all other monies, including license fees, milestone payments and similar monies of whatsoever description, received by MRE as consideration for granting to a sublicensee rights to a Co-Promoted Product in the United States.

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                                       13

     5.5 Termination of Co-Promotion by DTI. DTI shall have the right at any
         ----------------------------------
time to terminate the right, title and interest it acquired pursuant to Section
5.1 in a Co-Promoted Product either (a) by failing to make, within forty-five
(45) days of the date due, any payment to MRE required by Section 5.2 or (b) by delivering to MRE written notice of termination. In the event of such termination, DTI's co-promotion rights with respect to such Product shall forthwith and forever cease and terminate, it shall not be entitled to any refund or credit for any prior payments of costs of Research and Development, Product Development or Commercialization with respect thereto nor shall it have any liability to MRE for the one quarterly payment it failed to make or for payment of any such future costs; provided, however, that anything to the contrary in this Section 5.5 notwithstanding, such former Co-Promoted Product shall be deemed a Licensed Product and MRE shall pay DTI royalties with respect thereto in accordance with the provisions of Section 4.1.

     5.6 Termination of Co-Promotion by MRE. MRE shall have the right at any
         ----------------------------------
time to terminate its right, title and interest in a Co-Promoted Product by giving to DTI written notice of termination. In the event of such termination, such Product shall be deemed a Discontinued Compound which DTI shall have the sole right to develop, make, use and sell, with the right to sublicense, provided such Compound, in the opinion of MRE, does not have any indication or field of use equivalent to that of a Selected Compound and will not compete directly or indirectly with any Selected Compound in development or in the marketplace (such as by being usable for any indication, whether or not FDA Approved, which is the same as the FDA Approved indication for a Selected Compound). Anything to the contrary in this Section 5.6 notwithstanding, DTI shall make payments to MRE with respect to such Compound in accordance with the provisions of Section 4.2. MRE shall not be entitled to any refund or credit for any prior payment of costs of Research and Development, Product Development or Commercialization with respect thereto nor shall it have any liability to DTI for payment of any such costs which are payable, regardless of when accrued, following the date of its giving such notice of termination.

                                   SECTION 6.
                          ROYALTY RECORDS AND PAYMENTS

     6.1 Reports. Beginning sixty (60) days after the first calendar quarter in
         -------
which either Net Sales are first made of a Discontinued Compound or Licensed Product or a party receives monetary proceeds from a sublicensee requiring payment to the other party pursuant to Section 4, and sixty (60) days after the end of any subsequent calendar quarter during the Contract Period, a party shall deliver or cause to be delivered to the other party a written report showing by country the sales of such Compound or Product or monetary proceeds so received by it during the preceding quarterly period and showing the calculation of Net Sales and the amount payable as royalties or otherwise pursuant to Section 4. Concurrently with the submission of each such written report, the party shall pay or cause to be paid to the other party the amount of royalties or other monies shown to be due thereon, subject to the other provisions of this Agreement.

     6.2 Royalty Payments. All royalty and other payments to be made by one
         ----------------
party to the other shall be paid in United States dollars in the United States to such party at the address set forth in Section 16.1. For converting into United States dollars a royalty accrued in another currency, the conversion rate shall be the closing commercial buying rate of exchange for United States dollars and such other currency as published in the Wall Street Journal, East
                                                    -------------------
Coast Edition, as of the close of business on the last business day of the applicable quarter of the royalty period for which payment is being made; provided, however, that if for any reason conversion into United States dollars cannot be made in a country in the Territory, payment may be made in the currency of such country by deposit in the name of the payee in a bank and account designated by it in such country.

     6.3 Withholding Taxes. All taxes assessed or imposed against or required to
         -----------------
be withheld from royalty payments due a party shall be deducted from amounts payable hereunder and shall be paid on behalf of such party to appropriate fiscal or tax authorities by the other party, which shall forward the tax receipts it receives evidencing payment of such taxes to the party on whose behalf such taxes were paid.

     6.4 Audit. MRE and DTI each shall, and shall cause their Affiliates and
         -----
sublicensees to, keep and maintain accurate records in sufficient detail to enable the royalties payable hereunder to be calculated. Upon written request from a party, the other party or its sublicensees shall permit, upon reasonable prior written notice and during normal business hours, a nationally recognized independent accounting firm within the "big six" to have access, but not more often than once in any calendar year, to such records within three (3) years after the royalty period to which such records relate to verify the accuracy of the other party's royalty reports and payments for such period. The party selecting and retaining such independent accounting firm shall give concurrently to the other party a copy of the report of such firm and shall cause such firm not to disclose to it or any other person or entity any information except that which should properly be contained in a royalty report required under this Agreement. The royalty-paying party shall reimburse the other party for 50% of the reasonable costs of such audit if an underpayment of royalties of more than 5% is revealed in the period audited.

     6.5 Sublicensee Payments. Each party agrees that any sublicensee of the
         --------------------
other party may pay, on behalf of such other party, any obligation of such other party under Section 4 of this Agreement and that such payment shall be received in lieu of payment by and in satisfaction of the obligation of such other party; and any such sublicensee shall be bound by the other provisions of this Section
6. Failure in payment by a sublicensee shall not excuse the sublicensing party from its obligation to make the payments it is required to make to the other party under Section 4.

     6.6 One Royalty. A royalty shall be paid only once on account of a sale to
         -----------
a third party, even if the manufacture, use or sale is or shall be covered by multiple Licensed Patent Rights.

     6.7 Sales to Affiliates and Sublicensees. No royalties shall be payable on
         ------------------------------------
sales between a party and its Affiliates or permitted sublicensees.

                                   SECTION 7.
                       PATENT PROSECUTION AND MAINTENANCE

     7.1 DTI Responsibility. DTI shall instruct its patent counsel to keep MRE
         ------------------
currently advised in writing of all communications from the various patent offices, provide MRE with copies of pending patent applications and all related correspondence and consult with MRE, at MRE's reasonable request, and consider MRE's comments and suggestions relative to the responses thereto. DTI will promptly notify MRE in writing of and file for patent protection on the Licensed Patent Rights and Improvements existing as of the Effective Date (if it has not previously done so) or arising during the Contract Period in the United States, Canada, the European Union, and Japan. If MRE requests additional filings in any other foreign jurisdictions, DTI shall make filings in such countries provided MRE agrees in writing to pay all Patent Costs in such jurisdictions. DTI shall use its best efforts to prosecute all patent applications it files pursuant to this Agreement. DTI shall pay on a timely basis all fees and other costs and expenses which are necessary to maintain in effect all patents which have issued as the Effective Date of this Agreement or which may issue thereafter with respect to the Licensed Patent Rights and Improvements.

     7.2 Abandonment. DTI shall not permit any applications for patent within
         -----------
the Licensed Patent Rights or Improvements to become abandoned (unless such application is being abandoned in favor of a continuation, continuation-in-part or similar application) without giving MRE written notice and an opportunity to assume prosecution of any such application for patent as early as possible, which in no event shall be less than ninety (90) days prior to the day on which it will become abandoned. DTI shall reasonably assist and cooperate, at MRE's expense, in the prosecution of any patent applications as to which MRE assumes the prosecution pursuant to this subparagraph and shall execute such patent assignment documents as MRE shall request. MRE shall have all of DTI's right, title and interest in and to all the Licensed Patent rights in such country as are set forth in such application, and MRE and its Affiliates and sublicensees shall not be obligated to pay DTI royalties on sales of any Licensed Product covered by any patent as to which MRE has assumed the prosecution pursuant to this Section 7.2.

     7.3 Payment of Patent Costs. DTI shall pay all Patent Costs except as
         -----------------------
provided in Section 7.1 and where MRE has assumed the prosecution of a patent.

                                   SECTION 8.
                                CONFIDENTIALITY

     8.1 Confidentiality. MRE shall hold in confidence all Proprietary
         ---------------
Information which it obtains from DTI, DTI shall hold in confidence the contents of all MRE sublicensing agreements it receives from MRE pursuant to Section 2.2 and all information it obtains from MRE relating to the Research and Development, Product Development and Commercialization of Selected Compounds; and DTI and MRE each shall hold in confidence all information they learn in connection with the Research and Development, Product Development and

Commercialization of Co-Promoted Products. MRE may, however, disclose Proprietary Information in a limited manner at MRE's sole discretion, if in MRE's judgment such disclosure would be in the furtherance of the purposes of this Agreement, to its Affiliates, sublicensees, governmental authorities, consultants and/or agents, provided that in the case of Affiliates, sublicensees, consultants and/or agents they agree in writing before disclosure to be bound by the confidentiality obligations of this paragraph. Any information which is properly included within Proprietary Information on the date it is obtained by MRE shall cease to be regarded as such and MRE, its affiliates and sublicenses shall be released from the provisions of this paragraph on the date when, through no fault or omission of MRE, its Affiliates or sublicensees such information becomes (a) disclosed in published literature,
(b) otherwise available to the public, or (c) disclosed or received by MRE or any of its Affiliates or sublicensees in good faith from a third party who has a right to disclose the same.

     8.2 Duration. The obligations of confidentiality in Section 8.1 shall be in
         --------
effect for five (5) years after the expiration of the last to expire patent within the Licensed Patent Rights.

                                   SECTION 9.
                         REPRESENTATIONS AND WARRANTIES

     9.1 DTI Representations. DTI hereby represents and warrants to MRE as
         -------------------
follows:

         (a) DTI is the sole assignee of and has good and marketable title in and to the Licensed Patent Rights and Proprietary Information and has the complete and sole right to license them to MRE. No third person has acquired, owns or possesses any right, title or interest in or to the Licensed Patent Rights in the Territory, and DTI has not authorized any others to practice the Licensed Patent Rights in the Territory. Exhibit B lists all developments, patent applications filed and patents issued within the Territory on or before the Effective Date of this Agreement within the Licensed Patent Rights.

         (b) There are no patents owned by others and no trade secret or proprietary rights of others known to DTI on the Effective Date which would be infringed or violated by developing, making, using, selling, or distributing the Licensed Products and/or Licensed Compounds for use in Licensed Processes by MRE, its Affiliates and/or sublicensees anywhere in the world. The Licensed Patent Rights have not been obtained through any activity, omission or representation that would limit or destroy the validity of any one or more of such Rights; and

DTI has no knowledge or information that would impact the validity and/or enforceability thereof;

     (c) There are no adverse actions, suits or claims pending against DTI or anyone in privy with DTI in any court or by or before any governmental body or agency with respect to Licensed Compounds, Licensed Products, Licensed Processes, Licensed Patent Rights or Proprietary Information, and no such actions, suits or claims have been threatened against DTI or anyone in privy with it.

     (d) MRE and/or any sublicensees shall not be obligated to make payments of any kind to any person, firm, corporation or entity other than DTI in connection with MRE's acquiring the Exclusive Licenses that have been granted or that may be granted in Section 2 hereof, and DTI is not aware, as of the Effective Date of this Agreement, of any third party to whom MRE is or may be obligated to make payments of any kind in connection with MRE's, its Affiliates' and/or any sublicensees' developing, making, having made, using, selling, and/or distributing Licensed Products and/or Licensed Compounds for use in Licensed Processes for as long as the licenses granted to MRE hereunder remain in effect.

     (e) Neither DTI, any of its Affiliates or agents nor anyone acting on its behalf, shall disclose Proprietary Information to third parties or commit any other act or take any action whatsoever to adversely affect, compromise or destroy the value of the Proprietary Information, Licensed Patent Rights or the licenses granted hereunder.

     (f) DTI is a corporation duly organized, validly, existing and in good standing under the laws of the State of Delaware.

     (g) DTI has the full legal right, power and authority without the consent of any other person, to execute, deliver, consummate and perform this Agreement, to grant licenses set forth herein and to carry out the transactions contemplated hereby, and it has made no commitments or obligations to any third party inconsistent herewith.

     (h) This Agreement is the lawful, valid and legally binding obligation of DTI, enforceable in accordance with its terms, except as performance may be limited by bankruptcy, insolvency, rearrangement, reorganization or similar debtor relief legislation affecting the rights of creditors generally and subject to the application of general principles of equity.

     (i) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby shall not result in the creation of any lien, charge, security interest or encumbrance on the Licensed Patent Rights and are not prohibited by and do not violate or conflict with the charter or bylaws of DTI, or any contract or other instrument by which DTI is bound, or any law, regulation or judgment to which DTI is subject.

     9.2  MRE Obligations Conditional. MRE's obligations pursuant to this
          ---------------------------
Agreement are conditioned upon the foregoing DTI representations and warranties being true and correct as of the date hereof and at all other times that MRE is obligated, or may become obligated, to make payments to DTI pursuant to the terms of this Agreement.

     9.3  MRE's Representations. MRE hereby represents and warrants to DTI as
          ---------------------
follows:

          (a) MRE is a corporation duly organized, validly, existing and in good standing under the laws of the State of Delaware.

          (b) This Agreement is the lawful, valid and legally binding obligation of MRE, enforceable in accordance with its terms, except as performance may be limited by bankruptcy, insolvency, rearrangement, reorganization or similar debtor relief legislation affecting the rights of creditors generally and subject to the application of general principles of equity.

                                  SECTION 10.
                          ADVERSE PATENTS OR OWNERSHIP

     10.1 Third Party Patents. In the event that in a country in the Territory a
          -------------------
third party claims either that an issued patent in which it has rights contains patent claims covering Licensed Products, Improvements, Licensed Compounds and/or Licensed Processes or that it has an ownership right or interest in Licensed Patent Rights, Improvements or Proprietary Information, MRE shall have the right, at MRE's sole election, either:

          (a) directly or indirectly through its Affiliates and sublicensees, to suspend or stop manufacture, use and sale of Licensed Products or development of Licensed Compounds for use in Licensed Processes under this Agreement in such country and to stop all royalty and other payments due to DTI under Sections 4.1(h) and (i) for such country upon giving DTI one (1) month's notice; or

          (b) to continue to manufacture, use and/or sell Licensed Products and/or Licensed Compounds for use in Licensed Processes directly or through its Affiliates and sublicensees and stand suit for patent infringement or against claims by a third party to ownershiprights or interest in the Licensed Patent Rights, Improvements or Proprietary Information, at its own risk and expense.

     In addition to the foregoing options of MRE, MRE shall have the right to obtain a license for the subject country within the Territory from any such third party on such terms as MRE, in its sole discretion, shall negotiate, and in any such event MRE shall be entitled and permitted to offset against and deduct from the royalties and other compensation payable to DTI under Sections 4.1(h) and (i) hereof with respect to sales in the subject country within the Territory 100% of the Third Party Royalties which MRE, its Affiliates and/or sublicensees shall become obligated to pay to said third party under such license if the third party's patent claims cover the composition of matter of a Licensed Product. Unused credits may be carried forward and offset against subsequent payments to DTI under such Sections.

     10.2 Co-Promoted Products. In the event a third party's claims described in
          --------------------
Section 10.1 relate to a Co-Promoted Product, MRE shall have the right to obtain a license from any such third party on such terms as MRE, in its sole discretion, shall negotiate, and in any such event the royalties and other compensation payable to such third party shall be shared equally by MRE and DTI.

                                  SECTION 11.
                                  INFRINGEMENT

     11.1 Infringement Actions. DTI and MRE shall promptly notify each other of
          --------------------
any infringement of the Licensed Patent Rights and/or unauthorized use of any Licensed Compounds, Licensed Products, Co-Promoted Products or Licensed Processes which may come to their respective attention. MRE shall have the sole right to take whatever steps MRE, in its sole discretion, deems appropriate with respect to such infringement and/or unauthorized use including, but not limited to, granting a sublicense to the infringing party or instituting a suit and ultimately settling same. Should MRE determine to institute a suit, then it may do so in its own name and/or the name of DTI and it may seek any and all damages, whether they have accrued prior or subsequent to the Effective Date of this Agreement. In the event that MRE fails to take any such steps within ninety
(90) days of the date on which it first became aware of the infringement and/or unauthorized use involved, and if the Licensed Patent Rights at issue cover a Licensed Product or Co-Promoted being actively developed or commercialized by MRE at the time, DTI shall then upon ninety (90) days written notice to MRE have the sole right to institute suit, in its own name and/or in MRE's name, with respect to the infringement and/or unauthorized use involved. With respect to any suit that may be brought or instituted as provided in this Section, it is understood and agreed that the party that brings or institutes such suit shall bear solely all costs and expenses associated therewith and shall be entitled to retain and keep (notwithstanding any other provisions of this Agreement to the contrary) any and all sums received, obtained, collected or recovered whether by judgment, settlement or otherwise, as a result of such suit; provided, however, that the costs, expenses and recoveries in any such suit relating to a Co-Promoted Product shall be shared equally by DTI and MRE. In addition, with respect to any suit for infringement of the Licensed Patent Rights or unauthorized use of the Licensed Compounds, Licensed Products, Co-Promoted Products or Licensed Processes, the party that did not institute suit shall render all reasonable assistance to the party that did institute suit at the suing party's expense, including, but not limited to, executing all documents as may be reasonably requested by the party that did institute suit.

     11.2  Rights During Pendency of Infringement. While acts of infringement of
           --------------------------------------
Licensed Patent Rights are ongoing in a country in the Territory:

           (a) If MRE or a MRE Affiliate or sublicensee has instituted suit for such infringement, MRE and its Affiliates and sublicensees will be relieved from the obligation to pay royalties to DTI for any and all royalties for the making, use and/or sale of Licensed Products or Licensed Compounds for use in Licensed Processes by it or on its behalf in that country during the pendency of such action.

           (b) If DTI has instituted suit for such infringement in a country and if the alleged infringer's product has attained more than * of MRE's, its Affiliate's or sublicensee's sales in such country during any calendar quarter, then no amount shall be payable by MRE, or its Affiliate or sublicensee to DTI pursuant to Section 4.1 for sale of the Licensed Products and/or Licensed Compounds for use in Licensed Processes in such country for so long as the alleged infringer's product is sold therein.

     11.3  DTI Assignment of Pre-Effective Date Rights. DTI hereby assigns to
           -------------------------------------------
MRE DTI's right to institute suit for any infringement of the Licensed Patent Rights and/or unauthorized use of the Proprietary Information that occurred prior to the Effective Date of this Agreement, including the right to retain and keep any and all sums received, obtained, collected or recovered

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requested with respect to the omitted portions.
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

by judgment, settlement or otherwise as a result of such suit. DTI agrees to inform MRE of all such prior infringement and unauthorized uses, their type and duration and to assist MRE in prosecuting any action brought by MRE pursuant to the provisions of this paragraph.

                                  SECTION 12.
                                 INDEMNIFICATION

     12.1  Indemnification. Each party shall indemnify, defend and hold harmless
           ---------------
the other party and its directors, officers, employees, and agents and their respective successors, heirs, assigns and sublicensees, against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of investigation and litigation) incurred by or imposed upon the persons to be indemnified or any one of them in connection with any claims, suits, actions, demands or judgments arising our of the untruth, inaccuracy or any breach of any representation, warranty, agreement, term, condition or covenant made by such party in this Agreement. MRE also shall indemnify DTI and its directors, officers, employees, and agents against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of investigation and litigation) incurred by or imposed upon the persons to be indemnified or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any injury or death of persons or damage to property resulting from the development or commercialization of Licensed Products (but not Co-Promoted Products) by MRE except where such injury, death or damage arose from the negligence or malfeasance of any entity or person to be indemnified.

     12.2  Procedure. A person or entity seeking indemnification hereunder (the
           ---------
"Indemnitee") shall notify the party from whom such indemnification is sought (the "Indemnitor") within a reasonable time in writing of any action, claim or liability in respect of which the Indemnitee intends to claim such indemnification, provided that the failure to give timely notice to the
                 --------
Indemnitor shall not release the Indemnitor from any liability to the Indemnitee to the extent the Indemnitor is not prejudiced thereby. The Indemnitor shall have the right, by prompt notice to the Indemnitee, to assume the defense of such claim with counsel reasonably satisfactory to the Indemnitee and at the sole cost of the Indemnitor, and if the Indemnitor so assumes such defense, the Indemnitee may participate therein through counsel of its choice, but at the sole cost of the Indemnitee. If the Indemnitor does not so assume the defense of such claim, the Indemnitee may assume such defense with counsel of its choice and at the sole cost of the Indemnitor. The party not assuming the defense of any such claim shall render all reasonable assistance to the party assuming such defense, and all out-of-pocket costs of such assistance shall be for the account of the Indemnitor. No such claim shall be settled other than by the party defending the same, and then only with the consent of the other party, which shall not be unreasonably withheld; provided that the Indemnitee shall have no obligation to
                       --------
consent to any settlement of any such claim which imposes on the Indemnitee any liability or obligation which cannot be assumed and performed in full by the Indemnitor.

     12.3  Survival. This Section 12 shall survive expiration or termination of
           --------
this Agreement.


                                   SECTION 13.
                                  FORCE MAJEURE

     13.1  Force Majeure. Neither DTI nor MRE shall be liable to the other for
           -------------
failure due to force majeure to perform any of its obligations under this Agreement. As used in this Agreement, "force majeure" shall mean: Acts of God; acts, regulations or laws of any government; war; civil commotion; strike, lock-out, or labor disturbances; destruction of production facilities and materials by fire, earthquake or storm; failure of public utilities or common carriers; and any other cause or causes beyond the control of that party.

                                  SECTION 14.
                              FIRST REFUSAL RIGHTS

     14.1  MRE's First Refusal Rights. DTI shall give written notice to MRE
           --------------------------
promptly after it acquires or develops any composition, method or process relating to adenosine A2a agonists after the Effective Date of this Agreement. MRE shall have the right of first refusal with respect to DTI's proposed grant to any bona fide third party of any right, title or interest of DTI in or to either any such composition, method or process or to any Non-Selected Compound or Discontinued Compound (a "Grant of DTI Rights"). Accordingly, DTI shall give written notice to MRE (the "Notice of First Refusal Rights") of the terms and conditions (the "Third Party Terms") on which it has agreed, subject to MRE's right of first refusal, to make any Grant of DTI Rights, which Notice shall identify the proposed third party recipient of such Grant unless DTI is prohibited from doing so by a confidentiality agreement or by law (the "Named Third Party"). MRE shall have (10) business days to notify DTI that it wishes to acquire the Grant of

DTI Rights on the Third Party Terms and an additional (30) business days thereafter to enter into a definitive agreement with DTI on the Third Party Terms. If MRE does not meet such conditions through no fault of DTI, DTI shall be free to make a Grant of DTI Rights, but only to the Named Third Party and only on the same terms and conditions as the Third Party Terms specified in the Notice of First Refusal Rights. If either the actual Third Party Terms or the Named Third Party varies from those specified in the Notice of First Refusal, DTI shall be required to give to MRE a new Notice of First Refusal Rights, and MRE shall have another opportunity to exercise its first refusal rights as provided above. Any violation of this Section 14 shall entitle MRE to seek injunctive relief, in addition to any other remedies available to MRE under this Agreement or by law, without the need for MRE to post a bond or other security.

                                  SECTION 15.
                              TERM AND TERMINATION

     15.1  Term. This Agreement shall become effective on the date first above
           ----
written and shall continue until the expiration of the last to expire patent in the Licensed Patent Rights, unless terminated earlier by one of the parties hereto in accordance with its terms.

     15.2  Termination for Cause. A party may terminate this Agreement by giving
           ---------------------
to the other party sixty (60) days prior written notice following:

           (a) the bankruptcy or the insolvency of the other party; or

           (b) the breach of any material provision of this Agreement by the other party if the breach is not cured within thirty (30) days after written notice thereof to the party in default.

     15.3  Termination by MRE. MRE may surrender and thereby terminate the
           ------------------
license granted hereunder as to any Licensed Compound or Licensed Product for use in a Licensed Process and as to any country in the Territory at any time upon thirty (30) days prior written notice to DTI, and such termination shall terminate all sublicenses granted under such license. MRE shall have no financial liability or obligation to DTI as a result of such termination other than the payment to DTI of royalties and other monies related to the subject Licensed Compound or Product which accrued prior to the effective date of such termination.

     15.4  Consequences of Termination. Termination, expiration, cancellation or
           ---------------------------
abandonment of this Agreement through any means and for any reason shall not relieve the parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement. Notwithstanding any other provision of this Agreement, neither party shall be liable to the other for any consequential, incidental, special or indirect damages whatsoever. Upon termination of this Agreement, MRE shall transfer and assign to DTI any and all data, information, regulatory filings and other information in MRE's possession pertaining to Licensed Compounds, Licensed Products and Licensed Processes.

     15.5  Survival. In the event of termination or expiration of this Agreement
           --------
for any reason, the provisions hereof relating to confidentiality and indemnification shall survive, and each party shall remain obligated to pay to the other all monetary obligations hereunder which accrued prior to the effective date of termination. In the event of termination of this Agreement for any reason, MRE and its Affiliates and its sublicensees shall have the right to sell any inventory of Licensed Products remaining after the effective date of such termination, providing royalties are paid to DTI which otherwise would be payable during the term of this Agreement.

                                  SECTION 16.
                            MISCELLANEOUS PROVISIONS

     16.1  Notices. All notices hereunder shall be in writing and shall be
           -------
delivered personally or mailed by registered or certified mail, postage prepaid, or by electronic facsimile or delivery service for which receipt is given, to a party at the following address:

         in case of MRE, to:

                  Medco Research, Inc.
                  85 T.W. Alexander Drive
                  P.O. Box 13886
                  Research Triangle Park, NC 27709
                  Attn: Roger D. Blevins, Ph.D., President
                  Facsimile No: (919) 549-7515

         with a copy to:

                  Hofheimer Gartlir & Gross, LLP
                  633 Third Avenue
                  New York, NY 10017
                  Attn: Richard G. Klein, Esq.
                  Facsimile No: (212) 661-3132

         and in the case of DTI to:

                  Discovery Therapeutics Inc.
                  2028 Dabney Road - Suite E-17
                  Richmond, VA 23230-3311
                  Attn: Donald A. McAfee, Ph.D., President
                  Facsimile No: (804) 358-2451

or such other address as a party hereafter shall furnish to the other party by written notice given as herein provided. Such notice shall be effective upon receipt if personally delivered, delivered by electronic means or delivery service, or on the third business day following the date of mailing.

     16.2  Modifications. No waiver or modifications of any of the terms of this
           -------------
Agreement shall be valid unless in writing and signed by an authorized representative of both parties hereto or by the party against whom enforcement thereof may be sought.

     16.3  Waiver. Failure by either party to enforce any rights under this
           ------
Agreement shall not be construed as a waiver of such rights nor shall a waiver by either party of any breach of any provision hereof by the other party be construed as constituting a continuing waiver of any succeeding breach of such provision or as a waiver of the provision itself.

     16.4  Assignment. Neither party shall assign this Agreement or any part
           ----------
hereof without the prior written consent of the other party, provided that a party may assign any or all of its rights and obligations to its Affiliates. The transfer or sale of substantially the entire business or assets of a party to which this Agreement pertains, or merger or consolidation of a party with another company, shall be deemed an assignment of this Agreement but shall not require the prior consent of the other party. Any assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of any accrued obligation which such party then has hereunder.

     16.5  Severability. This Agreement is subject to the restrictions,
           ------------
limitations, terms and conditions of all applicable laws, governmental regulations, approvals and clearances. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect by any court or tribunal of competent jurisdiction in a final non-appealable order or an order from which the allotted time to appeal has expired, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

       16.6   Governing Law. All matters affecting the interpretation, validity,
              -------------
and performance of this Agreement shall be governed by the internal laws of the State of New York, exclusive of its choice of law rules, but the scope and validity of Licensed Patents in any specific country shall be governed by the applicable laws of the country granting the patent in question.

       16.7   Headings. The titles of the Sections contained herein are for
              --------
convenience only and shall not be considered in construing the meaning or interpretation of this Agreement or any of its terms.

       16.8   Choice of Forum. The parties hereby irrevocably submit to the
              ---------------
exclusive jurisdiction of any United States District court sitting in the City of New York. No suit, action or proceeding arising out of or relating to this Agreement shall be brought before or removed to any other court.

       16.9   Publicity. Unless agreed to by the other party, which agreement
              ---------
will not be unreasonably withheld, no party shall originate or issue, any publicity, news release or other public announcement, written or oral, whether to the public press, its stockholders or otherwise, relating to the execution or delivery of this Agreement or any amendment hereto or the performance of any of its terms or said party's receipt of any monies hereunder, save only such announcement as in the opinion of legal counsel to the party making such announcement is required by law to be made. The party making such announcement shall give the other party a reasonable opportunity to review such announcement before it is made. The parties acknowledge that MRE and DTI each may file this Agreement with any governmental agency having jurisdiction over the respective party in such matters and requiring the filing of this Agreement with such governmental agency pursuant to applicable regulations.

       16.10  Entire Agreement. Neither party has relied or will rely on any
              ----------------
representation or agreement of the other except to the extent set forth herein, and neither party shall be bound by or charged with any oral, written or implied agreements, representations, warranties, understandings, commitments or obligations not specifically set forth herein. This Agreement, together with the exhibits hereto, constitute the entire agreement between the parties relating to the Licensed Compounds, Licensed Products, Co-Promoted Products and Licensed Processes, and all previous correspondence, agreements or arrangements between the parties, written or oral, relating thereto, including without limitation their prior confidentiality agreements, are hereby canceled and superseded.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers the day and year first above written.


MEDCO RESEARCH, INC.                          DISCOVERY THERAPEUTICS, INC.

By:   /s/ Roger D. Blevins                    By:   /s/ Donald A. McAfee
   -----------------------------------           -----------------------------

Title:    President                           Title:    President
      ---------------------------------             --------------------------

Date:__________________________________       Date:___________________________

                                    Exhibit A
                           Discovery Therapeutics Inc.
                       Adenosine A\\2A\\ Agonist Agonists
                    Proprietary Compound Library July 1, 1997
*

--------------------------------------------------------------------------------
* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

                                    Exhibit B
                           Discovery Therapeutics Inc.
                Adenosine A\\2A\\ Agonist Program Patent Summary
                            U.S. and Foreign Filings

DTI Docket No. W-0511 *

Title: 2-Aralkoxy and 2-Alkoxy Adenosine Derivatives as Cardiac Vasodilators and Antihypertensive Agents

      --------------------------------------------------------------------------------
         Country      Application No.     Filing Date        Status (Issue Date)
      --------------------------------------------------------------------------------
           U.S.          07/482,282         2/20/90      Granted: 5,140,015 (8/18/92)
         (Reissue)       08/098,180         7/26/93                Allowed
      --------------------------------------------------------------------------------
        Australia         73255/91          2/14/91                Pending
      --------------------------------------------------------------------------------
         Canada          2,074,853          7/29/92                Pending
      --------------------------------------------------------------------------------
           EPO          91-904813.2         2/14/91                Pending
      --------------------------------------------------------------------------------
          Japan          505571/91          2/14/91                Pending
      --------------------------------------------------------------------------------

DTI Docket No. W-0497

Title: 2-Hydrazoadenosines and Their Utility for the Treatment of Vascular Conditions

     --------------------------------------------------------------------------------
        Country      Application No.     Filing Date        Status (Issue Date)
     --------------------------------------------------------------------------------
          U.S.          07/873,440         4/24/92       Granted: 5,278,150 (1/11/94)
     --------------------------------------------------------------------------------
         Canada           2093502          4/6/93                 Pending
     --------------------------------------------------------------------------------
           EPO          93-106460.4        4/21/93                Pending
     --------------------------------------------------------------------------------
          Japan         116663/1993        4/21/93                Pending
     --------------------------------------------------------------------------------

DTI Docket No. W-0502

Title:  Diagnostic Uses of Hydrazinoadenosines

     --------------------------------------------------------------------------------
       Country      Application No.     Filing Date        Status (Issue Date)
     --------------------------------------------------------------------------------
          U.S.        08/119,774           9/10/93       Granted: 5,477,857 (12/26/95)
     --------------------------------------------------------------------------------
         PCT*        PCT/US94/08847        8/5/94                  Pending
     --------------------------------------------------------------------------------

* designates Australia, Canada, Japan, EPC countries

DTI Docket No. W-0511

Title: Compositions and Methods for the Prevention of Restenosis following Revascularization Procedures

     --------------------------------------------------------------------------------
       Country      Application No.     Filing Date        Status (Issue Date)
     --------------------------------------------------------------------------------
          U.S.      To Be Assigned        6/18/97                Pending
     --------------------------------------------------------------------------------
          PCT        To Be Filed             -                      -
     --------------------------------------------------------------------------------

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